United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 31, 2023

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Main Street, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Franklin Financial Services Corporation (the “Corporation”) with the Securities and Exchange Commission on April 28, 2023 (the “Original 8-K”). The sole purpose of this Amendment is to supplement the disclosure in the Original 8-K to disclose the decision regarding how frequently the Corporation will conduct future non-binding, advisory votes on the Corporation’s executive compensation programs and practices.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously reported, the Corporation held its 2023 Annual Meeting of Shareholders on April 25, 2023 (the “Shareholders Meeting”). In the Original 8-K, the Corporation reported the results of the voting at the Shareholders Meeting, including that the shareholders voted to recommend holding future non-binding, advisory votes on the compensation of the Company’s Named Executive Officers annually.

In light of the shareholder vote, the Board of Directors has decided that the Corporation will include a non-binding shareholder vote on the compensation of executives in the proxy materials annually until the next required vote on the frequency of non-binding shareholders votes on the compensation of executives, which will occur no later than the 2029 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: July 31, 2023